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                                                                EXHIBIT 10.29B

AMENDMENT TO SUBLEASE

This amendment to sublease (this "AMENDMENT") is entered into as of September 10, 2003 by and between WebSideStory, Inc. and RF Magic to amend certain provisions of the sublease between them dated July 3, 2001. Terms defined in the Sublease, including by reference to definitions in the Master Lease, have the same meaning in this Amendment, unless the context requires another meaning.

Section 6 of the Sublease is amended to provide that the Sublease Term expires at 11:59 p.m. on January 31, 2007.

Section 7 of the Sublease is amended to (a) provide that the monthly Basic Rent from and including July 2004 to and including June 2005 will be $32,585.00 and from and including July 2005 until the expiration of the Sublease Term will be $33.563.00; and (b) delete the final paragraph of Section 7.

All terms and conditions of the Sublease that are not amended by this Amendment remain unchanged. This Amendment may be executed in any number of counterparts, each of which may be signed by less than all of the parties, and all of which together constitute one instrument. Counterparts may be delivered by facsimile transmission.

This Amendment requires and is conditioned on the written consent of the Lessor.

WEBSIDESTORY, INC.

By: /s/ Jeff Lunsford
    -------------------------------
    Jeff Lunsford, CEO

RF MAGIC, INC.

By: /s/ Mark H. Foley
    -------------------------------
    Mark H. Foley, CEO